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                                      UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                      FORM 8-K




                                CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) March 13, 2003

                Magnum d' Or Resources Inc.
 (Exact name of registrant as specified in its charter)


NEVADA                              0-31849               98-02152222
(State or other jurisdiction
of incorporation)                 (Commission           (IRS Employer
                                 File Number)        Identification No.)


 305 Lakeshore Road East, Oakville, Ontario L6J 1J3

 (Address of principal executive offices)


Registrants telephone number, including area code    (416) 962-4508

     ________________________________________________________
  (Former name or former address, if changed since last report)









          Item 1.  Changes in Control of Registrant

As previously reported, Mr. Reno J. Calabrigo, President, Secretary and a Director of registrant, received 3,000,000 shares of registrant's preferred shares on April 7, 2003.

The preferred shares are non-convertible and have a twenty for one voting preference over the common shares.


                    ITEM 5. OTHER EVENTS

   REVISED 2003 CONSULTING AGREEMENT

  The Revised 2003 Consulting Agreement is incorporated as an exhibit to this Form 8-K...

   Pursuant to the plan the following individuals have been awarded common shares in the following amounts:

  Michael Warren                         12,000,000    shares


The remainder of the shares have been reserved for future issuance.




  FORWARD-LOOKING STATEMENTS

  Certain statements under this Item and elsewhere in this Form 8-K and in the exhibits to this Form 8-K are not historical facts but constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements relating to potential growth or to potential increases in revenues and net income through previous, potential or possible mergers; acquisitions;
  license agreements; share exchanges; and joint ventures. These statements often can be identified by the use of terms such as "may", "will", "expect", "anticipate", "estimate", "should", "could", "plans", "believes", "potential", or "continuing", or the negative of these terms. Such forward-looking statements speak only as of the date made and may involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance, achievements or events. Moreover, neither the registrant nor any other person assumes responsibility for the accuracy or completeness of such statements. The registrant disclaims any responsibility to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.



                          Exhibits


2003 Consulting Agreement




                         SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









Magnum d'Or Resources Inc.



  Date: June 17,   2003


  By:  /S/ Reno  J. Calabrigo
           Reno  J. Calabrigo
CEO, President, Secretary and Director